 Exhibit 10.37

RUTGERS, THE STATE UNIVERSITY OF NEW JERSEY

OFFICE OF CORPORATE LIAISON AND TECHNOLOGY TRANSFER

COOPERATIVE RESEARCH AGREEMENT
Modification No. 02

Cooperative Research Agreement dated July 15, 2005 between Rutgers, The State University of New Jersey and mPhase Technologies Inc. related to the work of Dr. Glenn Amatucci on Lithium nano structured reserve battery is modified to include a no cost extension as follows:

Article 4. Period of Performance

Period of performance will be extended to January 31, 2007.

All other terms and conditions remain as originally stated.

RUTGERS, The State University of New Jersey

By: [signature]
William T. Adams
Director, OCLTT
Date: 9/22/06

mPhase Technologies Inc.

By: [signature]
RONALD A. DURANDO, PRESIDENT + CEO
Date: 9/18/06

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